Exhibit 10
AMENDMENT NO. 2 TO CREDIT AGREEMENT
     This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 3, 2010, among JCP Fund V Bridge Partners LLC, a Delaware corporation (the “Borrower”) and (ii) Jefferies Group, Inc. (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall the respective meanings ascribed to such terms in the Credit Agreement defined below.
RECITALS:
     A. The Borrower and the Lender are parties to that certain Credit Agreement, dated as of August 11, 2008 (as the same may from time to time be amended, amended and restated, supplemented, waived or otherwise modified, the “Credit Agreement”).
     B. The Borrower and the Lender desire to amend the Credit Agreement to modify certain provisions thereof.
AGREEMENT:
     Section 1. Amendment. In consideration of the premises and mutual covenants set forth herein and for other valuable consideration and subject to the conditions and upon the terms set forth herein, the Credit Agreement is hereby amended as follows:
     1.1 Amendment to Definitions in Section 1 of the Credit Agreement.
     The definition of “Maturity Date” is hereby amended by deleting such definition in its entirety and by replacing it in the applicable alphabetical order in Section 1 of the Credit Agreement with the following definition:
     “Maturity Date” the earliest to occur of (a) September 30, 2010, (b) the First Drawdown Date and (c) the date of termination in whole of all of the Commitments pursuant to Section 7 hereof.
     The definition of “Commitment” is hereby amended by deleting such definition in its entirety and replacing it in the applicable alphabetical order in Section 1 of the Credit Agreement with the following definition:
     “Commitment” the Lender’s obligation to make the Loans to the Borrower pursuant to Section 2.1 hereof in an amount not to exceed $60,000,000.
     1.2 Amendment to Section 4.2 “Conditions to Loans Following the Closing Date”.
     A new Section 4.2(g) is added to the Credit Agreement which states the following:
     (g) The Lender shall have received a Note from the Borrower evidencing the full amount of the Commitment

     A new Section 4.2(h) is added to the Credit Agreement which states the following:
     (h) The Lender has received evidence satisfactory to it that the Borrower has received $10,000,000 from the Managing Members (the “Members Contribution”).
     A new Section 4.2(i) is added to the Credit Agreement which states the following:
     (i) The terms of the Members Contribution are reasonably satisfactory to the Lender and shall include (among others) that (a) the interest rate payable on the Members Contribution shall be no greater than the interest payable to the Lenders, (b) that the Managing Members shall be repaid the Members Contribution on pro rata basis with repayments to the Lender and (c) that the Members Contribution to be used solely to make Permitted Investments and to pay expenses of the Lender and the Borrower with respect to the negotiation and preparation of the Loan Documents and of the Borrower with respect to its organization and administration.
     Section 2. Effectiveness.
     2.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
     (i) Amendment Executed. This Amendment shall have been executed by the Borrower and the Lender.
     (ii) Other Matters. The Borrower shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Lender.
     2.2 Amendment Effective Date. This Amendment shall be effective on the date (the “Amendment Effective Date”) upon which the conditions precedent set forth in Section 2.1 above are satisfied. Unless otherwise specifically set forth herein, the amendment and any other modifications set forth in this Amendment shall be effective on and after the Amendment Effective Date.
     Section 3. Miscellaneous.
     3.1 Representations and Warranties. The Borrower, by signing below, hereby represents and warrants to the Lender that:
     (i) the Borrower has the legal power and authority to execute and deliver this Amendment;
     (ii) the individual executing this Amendment on behalf of the Borrower has been duly authorized to execute and deliver the same and bind the Borrower respect to the provisions hereof;
     (iii) the execution and delivery by the Borrower of this Amendment and the performance by it of all of its obligations under this Amendment have been duly authorized by all necessary action on the part of the Borrower and do not: (i) contravene any provision of the Borrower’s certificate of formation or operating agreement; (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the property of the Borrower under, any agreement or instrument to which it is a party or by which any of its assets are bound, except, in each case, such conflict, breach, default or Lien as would not reasonably be expected to have a Material Adverse Effect; or (iii) violate or contravene any provision of any law, rule or regulation or any order or ruling thereunder or any decree, order or judgment of any governmental authority except such violation or contravention as would not reasonably be expected to have a Material Adverse Effect. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness;
     (iv) no Default or Event of Default exists under the Credit Agreement except as has been duly waived in writing by the parties prior to the date hereof, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;
     (v) the Borrower does not have any claim or offset against, or defense or counterclaim to, any obligations or liabilities of the Borrower under the Credit Agreement or any other Loan Document;
     (vi) this Amendment constitutes a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and
     (vii) each of the representations and warranties set forth in Section 3 of the Credit Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date.
     3.2 Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and be unaffected hereby. The amendment provided for herein is limited to the specific provision of the Credit Agreement specified herein and to the extent specified herein and shall not constitute a waiver or an amendment of, or an indication of the Lender’s willingness at any other time to amend or waive any other provisions of, the Credit Agreement.
     3.3 Reference to Agreement. The Credit Agreement and any and all other documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.
     3.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     3.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

     3.6 Release. The Borrower, by signing below, hereby waives and releases the Lender and its affiliates from any and all actions, causes of action, claims, demands, damages offsets, defenses, counterclaims and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure of to act by the Lender or any of its affiliates on or prior to the date of the Amendment No. 2 Effective Date, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
     3.7 Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.
     3.8 Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or electronic signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
     3.9 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     3.10 JURY TRIAL WAIVER. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.
     3.11 Consent to Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Amendment shall be brought in the courts of the State of New York in New York County or of the United States for the Southern District of New York, and, by execution and delivery of this Amendment, each of the Borrower and the Lender accepts, for itself and in connection with its properties and assets, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Amendment from which no appeal has been taken or is available. Each of the Borrower and the Lender irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested, to it at its address set forth in Section 8.2 of the Credit Agreement, such service being hereby acknowledged by the Borrower to be effective and binding service in every respect. Each of the Borrower and the Lender irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Lender to bring proceedings against the Borrower in the court of any other jurisdiction.
     3.12 Ratification. Except as specifically modified by this Amendment, the Credit Agreement and each other Loan Document is hereby ratified and confirmed in all respects and shall continue to apply with full force and effect.

     3.13 Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
[Signature pages follow.]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

JCP FUND V BRIDGE PARTNERS LLC, as the Borrower
By:	/s/ James L. Luikart
	Name:	James L. Luikart
	Title:	Managing Member

JEFFERIES GROUP, INC. as the Lender
By:	/s/ Peregrine Broadbent
	Name:	Peregrine Broadbent
	Title:	Chief Financial Officer